UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On February 28, 2019, Diodes Incorporated (the “Company”) entered into a transition agreement (the “Agreement”) with Richard D. White, the Company’s Chief Financial Officer and Corporate Secretary.  Pursuant to the Agreement, effective at the close of business on February 28, 2019, Mr. White voluntarily resigned as Chief Financial Officer of the Company, but would continue to serve on a part-time basis as the Company’s Corporate Secretary and Special Assistant to the Chief Executive Officer.  The initial term of the Agreement was for a period of one year, with automatic one-year renewals.  As of the date of the Agreement Mr. White no longer serves as an executive officer of the Company, but continues to serve in officer and director positions of Company subsidiaries or affiliated companies which he presently occupies, but agreed he shall voluntarily and promptly resign from any or all of them at any time upon the Company's request. A copy of the Transition Agreement was filed as Exhibit 10.1 to the Current Report filed on Form 8-K on March 6, 2019.

Included in the Agreement was a clause that would pay Mr. White $422,000 upon a “change in control.”  This change-in-control payment would be made to Mr. White regardless if he continued his employment or not after the change in control.  This is commonly referred to as a single-trigger payment.

Consistent with the Company’s commitment to best corporate governance practices related to executive compensation, the Company and Mr. White entered into an amended transition agreement (the “Amended Agreement”).  In the Amended Agreement the change-in-control clause was revised so that Mr. White would receive the change-in-control payment upon the termination of his employment by the Company (other than for “cause”) within 12 months of a “change in control” (commonly referred to as a “double trigger”).  The term of the Agreement was also changed to expire at the end of May 2020.

The foregoing summary does not purport to be a complete summary of the Amended Agreement and is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed here with as Exhibit 10.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended transition agreement between Diodes Incorporated and Richard D. White

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: March 29, 2019	By	/s/ Brett R. Whitmire
BRETT R. WHITMIRE
Chief Financial Officer